EXHIBIT 3.1
Amendment No. 1 to the Second Amended and Restated By-laws
of LifePoint Hospitals, Inc.
The Second Amended and Restated Bylaws (the “Bylaws”) of LifePoint Hospitals, Inc., a Delaware corporation, are amended, effective May 14, 2008, as follows:
Article II, Section 11 of the Bylaws is amended to read in its entirety as follows:
     Nominations of persons for election to the Board of Directors and the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice required by this Section 11 who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 11.
     For any nomination or other business to be properly brought before an annual meeting by a stockholder, whether pursuant to the Corporation’s notice with respect to such meeting or otherwise, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such notice must contain the information specified in this Section 11, such business must be a proper matter for stockholder action under the Delaware General Corporation Law and, if the stockholder, the beneficial owner on whose behalf any such proposal or nomination is made or any Associated Person (as defined below), solicits or participates in the solicitation of proxies in support of such proposal or nomination, the stockholder must have indicated each such person’s intention to do so in such notice. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which a Public Announcement (as defined below) of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as required by this Section 11.
     Such stockholder’s notice shall set forth:
     (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a “Proposed Nominee”) and each Proposed Nominee Associated Person (as defined below), (1) the name, age, business address and residence address of such Proposed Nominee and the name and address of such Proposed Nominee Associated Person, (2) a statement of whether such Proposed Nominee is proposed for nomination as an independent director and a description of such Proposed Nominee’s qualifications to be a director, including, if such director is proposed to be an independent director, the basis on which such Proposed Nominee would qualify as an independent director under the listing rules of the NASDAQ Global Select Market or other principal securities market on which the common stock of the Corporation is then traded, (3) the class and number of all shares of capital stock of the Corporation that are owned of record by such Proposed Nominee or by such Proposed Nominee Associated Person, if any, (4) the class and number of, and the nominee holder for, all shares of capital stock of the Corporation that are owned beneficially but not of record by such Proposed Nominee or by such Proposed Nominee Associated Person, if any, (5) the date such shares were acquired and the investment intent in respect thereof and in respect of any Derivative Transactions described pursuant to clause (7) below, (6) a description of all purchases and sales of securities of the Corporation by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous twelve month period, including the date of the transactions, the class and number of securities involved in the transactions and the consideration involved in the transactions, (7) a description of all Derivative Transactions by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous twelve month period, including the date of the transactions and the class and number of securities involved in, and the material terms of, the transactions, such description to include, among other material terms, all information that such Proposed Nominee or Proposed Nominee Associated Person would have been required to report on an Insider Report if such Proposed Nominee or Proposed Nominee Associated Person had been a director of the Corporation or the beneficial owner of more than ten percent (10%) of the shares of the Corporation at the time of the transactions and the effect of such Derivative Transactions on any voting or economic rights relating to securities of the Corporation as of the date of the notice and all changes in such voting or economic rights which may arise pursuant to the terms of such Derivative Transactions under any circumstances whether or not then contingent or subject to conditions precedent or subsequent, (8) to the extent known by such Proposed Nominee or such Proposed Nominee Associated Person, the name and address of any other person who owns, of record or beneficially, any shares of capital stock of the Corporation and who supports the Proposed Nominee for election or reelection as a director, (9) all other information relating to such Proposed Nominee or such Proposed Nominee Associated Person that would be required to be disclosed in solicitations of proxies for election of directors, including such information as would be required to be disclosed in an election contest (even if an election contest is not involved), pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (10) a description of all agreements, arrangements and understandings between such Proposed Nominee or such Proposed Nominee Associated Person and any other person (including such other person’s name) in connection with such nomination, (11) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, any Stockholder Associated Person, any Proposed Nominee and / or any Proposed Nominee Associated Person, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination or any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant, and (12) such Proposed Nominee’s notarized written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

     (b) as to any other business that a stockholder proposes to bring before the meeting, a detailed description of such business, including the text of any proposal regarding such business intended to be presented at the meeting, the reasons for conducting such business at the meeting, whether such stockholder has communicated with any other stockholder or beneficial owner of shares of capital stock of the Corporation regarding such business and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below);
     (c) as to the stockholder giving such notice and each Stockholder Associated Person, (1) the name and address of such stockholder and any such Stockholder Associated Person, as they appear on the Corporation’s stock ledger and the current name and address, if different, of such persons, (2) the class and number of all shares of capital stock of the Corporation that are owned of record by such stockholder or by such Stockholder Associated Person, if any, (3) the class and number of, and the nominee holder for, all shares of capital stock of the Corporation that are owned beneficially but not of record by such stockholder or by such Stockholder Associated Person, if any, (4) the date such shares were acquired and the investment intent in respect thereof and in respect of any Derivative Transactions described pursuant to clause (6) below and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person, (5) a description of all purchases and sales of securities of the Corporation by such stockholder or by any Stockholder Associated Person during the previous twelve month period, including the date of the transactions, the class and number of securities involved in the transactions and the consideration involved in the transactions, (6) a description of all Derivative Transactions by such stockholder or by any Stockholder Associated Person during the previous twelve month period, including the date of the transactions and the class and number of securities involved in, and the material terms of, the transactions, such description to include, among other material terms, all information that such stockholder or Stockholder Associated Person would have been required to report on an Insider Report if such stockholder or Stockholder Associated Person had been a director of the Corporation or the beneficial owner of more than ten percent (10%) of the shares of the Corporation at the time of the transactions and the effect of such Derivative Transactions on any voting or economic rights relating to securities of the Corporation as of the date of the notice and all changes in such voting or economic rights which may arise pursuant to the terms of such Derivative Transactions under any circumstances whether or not then contingent or subject to conditions precedent or subsequent, (7) to the extent known by the stockholder giving the notice, the name and address of any other person who owns, of record or beneficially, any shares of capital stock of the Corporation and who supports the Proposed Nominee for election or re-election as a director or the proposal of such other business that such stockholder proposes to bring before the meeting on the date of such stockholder’s notice, and (8) a description of all agreements, arrangements and understandings between such stockholder or such Stockholder Associated Person and any other person (including such other person’s name) in connection with such nomination or proposal of other business or involving the voting of any securities of the Corporation.
     Notwithstanding anything in this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased

Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.
     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by the Corporation pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice required by this Section 11 who shall be entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 11 and who provides the same information in such stockholder’s notice with respect to such nomination as is required by this Section 11 to be provided with respect to a nomination to be made at an annual meeting of stockholders. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if the stockholder’s notice required by this Section 11 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as required by this Section 11.
     Only persons nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The officer of the Corporation or other person presiding over the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in compliance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
     Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
     For purposes of this Section 11, (a) “Proposed Nominee Associated Person” of any Proposed Nominee shall mean (i) any person acting in concert with such Proposed Nominee, (ii) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such Proposed Nominee and (iii) any person directly or indirectly controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person, (b) “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person directly or indirectly controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person, (c) “Associated Person” shall mean any Proposed Nominee Associated Person or Stockholder Associated Person, (d) “Derivative Transaction” by a person shall mean any (i) transaction in, or arrangement, agreement, understanding or relationship with respect to, any option, warrant, convertible or exchangeable security, stock appreciation right or right similar to any of the foregoing with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Corporation, or similar instrument with a value derived in whole or in part from the value of a security of the Corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise, (ii) any transaction, arrangement, agreement, proxy, understanding or relationship which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to receive or share in the receipt of dividends payable on any securities of the Corporation separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the Corporation or otherwise, in each case under clauses (i) and (ii) including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement and (iii) any transaction, arrangement, agreement, understanding or relationship with respect to the borrowing or lending of securities of the Corporation, (e) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a director of the Corporation or who is directly or indirectly the beneficial owner of more than ten percent (10%) of the shares of the Corporation, and (f) “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.